EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113065 on Form S-3 and No. 333-120072 on Form S-8 of Arrowhead Research Corporation of our report dated November 5, 2004 (except for note 10 as to which the date is December 9, 2004), which expresses an unqualified opinion and is incorporated by reference in this Annual Report on Form 10-KSB of Arrowhead Research Corporation for the year ended September 30, 2004.

/s/ Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

December 15, 2004